UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 466-5151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K to the extent required.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012, Frederick’s of Hollywood Group Inc. (“Company”) entered into amendments to the employment agreements with each of Thomas Lynch, the Company’s Chairman of the Board and Chief Executive Officer, and Thomas Rende, the Company’s Chief Financial Officer.

Pursuant to the amendments, Mr. Rende’s term of employment was extended through December 31, 2013. Additionally, among other matters, each of Messrs. Lynch and Rende’s employment agreements was amended to provide that if (1) a “change of control” (as defined in the respective employment agreement amendments) occurs and (2) within 24 months thereafter, the executive is terminated by the Company without “cause” or by the executive for “good reason” (as each term is defined in the respective employment agreements), or the executive’s employment as an “at will” employee is terminated following the expiration of the term in which the agreement has not been renewed, the Company will pay the executive an amount equal to 125% of the executive’s base salary, in addition to all other compensation and benefits otherwise to be paid pursuant to the respective employment agreements. The terms of the employment agreement amendments were approved by the Company’s Board of Directors and Compensation Committee.

The foregoing summary of the employment agreement amendments is qualified in its entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description

10.1	Amendment to Employment Agreement between Thomas Lynch and Frederick’s of Hollywood Group Inc., dated as of December 21, 2012

10.2	Amendment to Employment Agreement between Thomas Rende and Frederick’s of Hollywood Group Inc., dated as of December 21, 2012

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

3